Exhibit 10.7

HALL CHADWICK ACQUISITION CORP.

c/o Harneys Fiduciary (Cayman) Limited,

P.O. Box 10240,

Grand Cayman KY1-1002, Cayman Islands

November 20, 2025

Hall Chadwick LLC

Cayman Islands

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place, 103 South Church Street

Grand Cayman
PO Box 10240
KY1-1002

Cayman Islands

Australia

Hall Chadwick

Level 40, 2 Park Street,

Sydney NSW 2000

Australia

Re:	Administrative Services Agreement

Gentlemen:

This letter agreement by and between Hall Chadwick Acquisition Corp. (the “Company”) and Hall Chadwick Capital LLC (“Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Stock Market LLC (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”), and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Provider or one of its affiliates or designees shall make available to the Company, certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay the Provider (and the Provider will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $20,000 per month until the Termination Date; and

(ii) Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

HALL CHADWICK ACQUISITION CORP.

By:	/s/ Alex Bono
	Name:	Alex Bono
	Title:	Chief Executive Officer

[Signature Page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

HALL CHADWICK CAPITAL LLC

By:	/s/ Aaron Dominish
	Name:	Aaron Dominish
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]

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